Exhibit 99.1

Contacts:	Joseph F. Furlong	or	Stephen L. Clanton
	President and CEO		Executive VP & CFO
	(615) 221-8884		(615) 221-8884
PRIMARY CONTACT
For Immediate Release
THE UNITED STATES SUPREME COURT
DENIES WRIT OF CERTIORARI
BY THE SENIOR DEBT HOLDERS OF
AMERICAN HOMEPATIENT, INC.

BRENTWOOD, TN. (October 2, 2006) — American HomePatient, Inc. (OTC: AHOM.OB) today announced that the United States Supreme Court has denied the petition for writ of certiorari filed by the holders of the Company’s senior debt. The Supreme Court’s denial of the petition for writ of certiorari effectively concludes the debt holders’ efforts to overturn the orders confirming the Company’s plan of reorganization, which plan was originally confirmed by the Bankruptcy Court in 2003.
American HomePatient, Inc. is one of the nation’s largest home health care providers with 262 centers in 34 states. Its product and service offerings include respiratory services, infusion therapy, parenteral and enteral nutrition, and medical equipment for patients in their home. American HomePatient, Inc.’s common stock is currently traded in the over-the-counter market or, on application by broker-dealers, in the NASD’s Electronic Bulletin Board under the symbol AHOM or AHOM.OB.
Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties regarding current and future reimbursement rates, as well as reimbursement reductions and the Company’s ability to mitigate the impact of the reductions. These risks and uncertainties are in addition to risks, uncertainties, and other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

1